UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported)	November 8th, 2005

USA VIDEO INTERACTIVE CORP.
(Exact name of registrant as specified in its chapter)
WYOMING	0-29651	06-15763-91
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
83 Halls Road, Old Lyme, Connecticut	06371
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(860) 434 - 5535

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
( ) Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01

Other Events.

FilmMates Entertainment will protect its entire film library against piracy using the Registrant’s SmartMark™ anti-piracy technology.  The library will be SmartMarked at Lightning Media’s post-production facility in Hollywood.  Lightning Media is a Certified SmartMark Anti-Piracy Provider using the Registrant’s MediaSentinel™ Workstation to SmartMark digital video and protect its clients’ properties from piracy.

A copy of the News Release dated November 8th, 2005 is furnished as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

Exhibit 99.1

News Release dated November 8th, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA VIDEO INTERACTIVE CORP.

Date :  November 8th, 2005

By :

/s/  Anton J. Drescher

Anton J. Drescher,

Corporate Secretary

Exhibit 99.1

For Investor Relations Contact: John Caserta (877) 425-8347 usvo@blueskyir.com

FILMMATES ENTERTAINMENT PROTECTS FILM LIBRARY

AGAINST PIRACY WITH SMARTMARKS

(Old Lyme, CT – November 08, 2005) - USA Video Interactive Corp. (OTCBB: USVO; TSX: US; BSE/Frankfurt: USF) announced today that FilmMates Entertainment will protect its entire film library against piracy using SmartMark™ anti-piracy technology from USVO.  The library will be SmartMarked at Lightning Media’s post-production facility in Hollywood.  Lightning Media is a Certified SmartMark Anti-Piracy Provider using USVO’s MediaSentinel™ Workstation to SmartMark digital video and protect its clients’ properties from piracy.

“Producers, filmmakers and especially distributors need to take an active role in fighting piracy.  I believe SmartMark technology can help in preventing theft,” said Jay Malla, Senior Vice President of Distribution and Business Strategy, FilmMates Entertainment. “Now our investors can rest assured that the latest technology will help in protecting their investment as their films are distributed into new markets worldwide.”

“FilmMates’ commitment to SmartMark their entire library demonstrates that SmartMarks are a powerful method to protect their property and their copyrights from piracy,” said Edwin Molina, CEO, USVO. “Being able to protect property regardless if a film is produced by one of the large studios, or by a small independent filmmaker, is essential in today’s global environment where piracy can occur anywhere.”

About SmartMarks™:

SmartMarks are invisible, unremovable, forensic "digital watermarks" embedded in every video frame to protect digital video from piracy. SmartMarks work with existing production and distribution technology to protect copyrighted material without requiring new equipment in the distribution or playback environment. Like embedding a forensics team inside video content, SmartMarks give enforcement agencies the proof they need to stop piracy. SmartMarks are applied using MediaSentinel from USVO.

About FilmMates Entertainment:

FilmMates Entertainment, the Los Angeles based film finance, production and distribution entity acquires projects in various stages of production and assures their worldwide sales and distribution via its in-house sales department. FilmMates Entertainment, was founded in November 2001 as a fund acquiring films from promising, young directors. Its business model has quickly evolved as FilmMates Entertainment started acquiring film libraries, entertainment companies and theatrical feature film projects.  For more information, visit www.filmmates.net.

About Lightning Media:

Lightning Media services duplication and new media needs from Hi-Def and video duplication to DVD authoring and replication, audio and video compression, and internet design and development. Three full service facilities cater to a vast client base ranging from leading motion picture studios, television production companies, independent filmmakers and web video producers to film students and an array of corporate and consumer clients. For more information, visit www.lightning-media.com.

About USA Video Interactive Corp.:

USA Video Interactive Corp. (“USVO”) designs and markets technology for delivery of digital media. USVO developed its MediaSentinel™ and SmartMark™ digital watermarking technology to provide a robust means for producers and distributors to invisibly protect their content. USA Video Technology Corp., a wholly owned subsidiary of USVO, holds the pioneering patent for store-and-forward video, filed in 1990 and issued by the United States Patent and Trademark Office on July 14, 1992; it has been cited by at least 165 other patents. USVO holds similar patents in Germany, Canada, England, France, Spain, Italy, and Japan. For more information, visit www.usvo.com.

USA Video Interactive Corporate Headquarters Office: 83 Halls Road, Old Lyme, Connecticut, 06371  Telephone (860) 434 – 5535; Facsimile (860) 434 - 5782; Canada Office:  507 – 837 West Hastings Street, Vancouver, BC   V6C 3N6.  Trading symbol on the OTCBB: USVO; Trading symbol on the TSX Venture Exchange US; Trading symbol on the Berlin and Frankfurt Stock Exchanges: USF.   CUSIP 902924208. For more information contact Blue-Sky Solutions, LLC, Jon Caserta, (877) 425-8347, usvo@blueskyir.com

The press release may contain forward-looking statements.  Actual results may differ materially from those projected in any forward-looking statements.  Investors are cautioned that such forward-looking statements involve risk and uncertainties, which may cause actual results to differ from those described.

MediaSentinel and SmartMark are trademarks of USA Video Interactive Corp.

The names of actual companies and products mentioned herein may be the trademarks of their respective owners.

The TSX Venture Exchange (TSX) has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.